EXHIBIT 10.3

AGREEMENT FOR SALE, ASSIGNMENT AND RELEASE OF INTERESTS
AGREEMENT #3:
"Winston" Well NE/4 of Section 25, Township 16 North, Range 1 East

This Agreement for S e, Assignment and Release of Interests (this "Agreement") is entered into as of this 29th day of December 2008, by and among Xtreme Oil & Gas, Inc. ("XTOG"), a Washington corporation; and its wholly-owned subsidiary, Xtreme Operating Ltd. Co., ("XOLC") an Oklahoma limited liability company, which XOLC was f/k/a Go Operating Company, Ltd. Co., (both of which. XTOG and XOLC are collectively, "XTREME"), each of which has, as its business address, 5700 West Plano Parkway, Suite 3600, Plano, Texas 75093 and Golden Phoenix Recovery, L.L.C., an Oklahoma limited liability company, ("GPR") which GPR was a/k/a GPR, LLC or Golden Phoenix Recovery, L.L.C. d/b/a GPR, LLC; Merrick Property Development Ltd. ("MPDL"), an Oklahoma corporation, which MPDL was f/k/a Access Operating Company, Inc.; Merrick Operating Company, ("MOP"), an Oklahoma corporation; BJS Revocable Trust u/a/d 3/10/02 (the BJS Trust"), a family trust; South Kensington Ltd. Co., ("SKLC"), an Oklahoma limited liability company; and JMEKS, Inc., ("JMEKS"), an Oklahoma corporation (which GPR, MPDL, MOP, the BJS Trust, SKLC and JMEKS are collectively referred to as the "Assignors"), each of which Assignors has, as its business address, 11300 N Penn, Suite #150, Oklahoma City, OK 73120.

This Agreement is made with reference to the following facts:

A.	XTREME and Assignors are engaged in the oil and gas exploration, drilling, extraction and operations business;

B.
XTREME previously entered into certain agreements with XOLC (before acquiring this entity), as well as GO Energy Corp. Inc. ("GEC"), an Oklahoma corporation acting on behalf of one or more of Assignors and/or affiliates of Assignors under an agreement captioned "Exploration, Development, and Production Agreement for Merrick Properties" dated as of February 13, 2008 (the "EDP Agreement") by which EDP Agreement, the Assignors agreed to convey certain interests to XTREME;

C.
XTREME and Assignors desire to resolve each and all claims and differences and disputes regarding the performance under the EDP Agreement including but not limited to the retained interests and all compensation, differences and claims relating to the assets referenced herein by this Agreement;

D.
The Assignors have been paid and acknowledge receipt for, as of the date of this Agreement, under the EDP Agreement, a total of approximately $130,000, the receipt and sufficiency of which is hereby acknowledged, thereby paying in full, the amount due of $25,000 for the property commonly known as the "Winston Well" (as hereinbelow identified), which only the Winston Well is the subject of this Agreement with the balance allocated pursuant to a separate agreement for other properties including but not limited to the properties commonly known as the "Cookie Well," the "Lionheart Well," both in Logan County and the "Oil Creek Well" in McClain County, all in Oklahoma; and

E.	The parties hereto desire to complete the assignment and, in connection therewith, desire that the Assignors release all interests and claims to the subject property.

NOW, THEREFORE, in consideration of the premises and the covenants, agreements to assign and releases herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all of the parties hereto, THE PARTIES HERETO AGREE AS FOLLOWS:

1.
CONFIRMATION OF TERMS OF ACQUISITION. XTREME had agreed to acquire certain additional wells referenced in the EDP Agreement as additional AMI acreage and XTREME and Assignors now agree and confirm that the well and leases described as the property in the NE/4 of Section 25, Township 16 North, Range 1 East (and also known as the Winston's Merrick 25-0-2 well), and referred to herein as the "Winston Well" is to be included and therefore assigned and accepted. Assignors, do agree, and by execution and delivery of the "Assignment of Oil and Gas Leases," attached hereto as Schedule A (the "Assignment"), do assign and sell the leases representing approximately 100 acres out of 160 acres, all of which are based on current spacing and all of which are currently valid in their primary term through June 2009 and thereafter renewable and each Assignor hereby does quit claim and release and remise unto XTREME, the balance of the working interest in the Winston Well. Assignors shall execute and deliver the Assignment and cause same to be recorded in the Logan County Court Clerk's office, such that all leases described therein shall be assigned to XOLC so as to permit XTREME to convey clear title to 100% (all) of the working interest in the Winston Well into such joint ventures or other entities as XTREME deems appropriate). Those Assignors not named on the Assignment agree that, in the event required by XTREME or its auditor or legal counsel, they shall execute and deliver for recording an assignment in the same form as the Assignment evidencing such quit-claim and release of their interests as agreed to herein.

2.
ADDITIONAL ASSETS TRANSFERRED. Assignors agree to sell and assign and by this Agreement (constituting a "bill of sale"), do sell and assign and XTREME agrees that it will acquire title and assume and liability for the following with the indicated values agreed upon for purposes of assessing a replacement value or insured value:

Item	Replacement Value
Wellbore to 6500 ft. and surface Well Head	$750,000
BH Bridgeplug
Two Oil tanks 300 bbl in 19-0-1 yard	$18,500
¼ mile 4" poly pipe to disposal well	$6,000
¼ mile 3" poly pipe to gas pig	$7,500

Missing Inventory subject to claim against AE3 & AE5 Access
Tank pad gas separator	(missing but valued at $12,000)
Tank pad oil separator	(missing but valued at $8,000)

3.
POST-DELIVERY OBLIGATIONS OF THE PARTIES. XTREME agrees that it is responsible for obtaining new leases or pooling or ratification, at its cost to complete the leasing of the remaining 60 acres of the quarter-section for 100% of the working interest based on a 75% (seventy-five percent) Net Revenue Interest (the "Working Interest") and any title opinion it deems necessary. The Assignors acknowledge receipt of the $25,000 cash which, pursuant to the EDP Agreement, was due and is now agreed to have been paid and, upon issuance of the shares specified in paragraph 4 below, therefore confirm that they have no rights to the Working Interest and release all claims and interest to same. Therefore, except as provided herein, XTREME has no further obligation to any of the Assignors. The surface agreement with "Mr. Garratt" may also require renewal in the event that neither production nor continuous operations have been maintained, although the Winston Well has been shut in due to the disposal well situation with the party known as "Penn's." The Assignors will cause to be reinstated and in good standing all entities, which are the Assignors to insure the effectiveness of the assignments, releases and agreements as provided herein.

4.
CONSIDERATION. XTREME has agreed to deliver and now confirms that the following entity shall receive Seventy-Five Thousand (75,000) Shares of common stock of XTREME (the "Stock") which shall be the full consideration and payment in full for the interests to be conveyed by all Assignors (who are affiliated) which, together with interests to be conveyed pursuant to the EDP Agreement, shall result in XTREME owning 100% (all) of the Working Interest in the Winston Well:

The BJS Trust	75,000 shares

XTREME, having paid cash to the Assignors and being credited for such payments by agreement and stipulation by the parties, has paid all cash due for the Winston Well and no additional cash is due to any of the Assignors for the assignment contemplated herein and the result of which is that XTREME shall own 100% (all) of the Working Interests. The total of cash payments received by the Assignors as of the date of this Agreement is agreed to be approximately $130,000, of which $25,000 represents payment in full for the Winston Well. The parties further agree that the shares which were previously paid and delivered to GEC, affiliated with the Assignors pursuant to the EDP Agreement, are accepted and agreed to be in full satisfaction of the requirement for share issuances under the EDP Agreement.

5.
ASSIGNMENT. Assignors agree and, by execution and delivery of this Agreement and the Assignment, all, jointly and severally transfer, release and assign all of their right, title and interest in and to the Winston Well including any and all mineral rights and the Working Interest owned by all Assignors and/or their affiliates. To the extent that an "Assignor" (one of the Assignors) does not appear in the chain of title, such Assignor agrees that this conveyance shall be construed as a quit-claim conveyance and such Assignor does quitclaim, release and remise all of its right title and interest in and to the Winston Well, all of the mineral rights appertaining thereto and the Working Interest but each Assignor agrees that, in the event required by XTREME, its auditors or counsel, it will execute and deliver for recording a quit-claim assignment or a release of its interests to effectuate the assignment and release contemplated in this Agreement.

6.
RETAINED OWNERSHIP TO BE ASSIGNED BACK. XTREME acknowledges that the BJS Trust shall retain, and, therefore, following the assignment or in conjunction therewith, shall receive the balance of the Net Revenue Interest greater than the Seventy-Five (75%) Percent conveyed to XTREME as the Working Interest less any Net Revenue Interest held by another owner as an over-riding royalty interest or mineral rights royalty interest, which retained interest shall be assigned or reserved as an "Over-riding Royalty Interest." Assignor has previously agreed to convey a percentage of the Over-riding Royalty Interest assigned or retained as provided herein to affiliates of XTREME. XTREME shall not be responsible for division or allocation of this "ORRI" to Assignor and others.

7.
REPRESENTATIONS AND WARRANTEES. Each Assignor does affirm, represent and warrant to XTREME as follows: (1) that he, she or it has been duly authorized and properly constituted and empowered to execute this Agreement and convey the rights, title and interests conveyed herein and the party signing on behalf of such Assignor is duly authorized and empowered to execute and deliver same of such Assignor's behalf; (2) that this Agreement is binding upon each Assignor; (3) that Assignor has not otherwise sold, hypothecated, transferred or assigned any part of the right, title or interest to the Well after assignment, except to another party to this Agreement who is bound hereby; (4) that Assignor has not contracted for, agreed to or become obligated to sell, hypothecate, transfer or assign all or any part of the right, title or interest to the Well after the date of the this Agreement; (5) that Assignor has not permitted nor suffered to occur any debt or lien or claim to arise or attach to any right, title or interest to the Cookie Well held by such Assignor; (6) no Assignor or affiliate of Assignor has retained or attempted to retain any interest in the Winston Well except as provided herein (all such contrary provisions or attempts to the contrary being declared by Assignors to be null and void); (7) that Bruce Scambler is fully empowered and acting as a the sole managing member for GPR and SKLC able to execute and deliver the Assignment and bind these two Assignors conveying the interest described therein; and (8) no Assignor will accept or attempt to obtain any leased mineral interest or working interest in the section in which the Winston Well is situated.

8.
COMPLIANCE WITH STATE LAWS. In the event that any language or revision is necessary to incorporate any warning, advisory, notice or other reference to conform with the state laws of any jurisdiction governing this Agreement, each party agrees to execute, immediately upon notice of such requirement, an amendment or a restated version of this Agreement provided that only such any warning, advisory, notice or other reference to conform with the state laws shall be added.

9.
ENTIRE AGREEMENT. This Agreement embodies the entire understanding among the parties and merges all prior communications among them. Any amendment hereof must be in writing and signed by all of the parties hereto. Any provision hereof may only be waived in writing signed by the party entitled to waive such provision. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties and their respective controlling persons and his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. No party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto. The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement. In the event that any party must resort to legal action, the prevailing party will be entitled to reimbursement from the non-prevailing party for all reasonable attorneys' fees and other costs. Each party will execute and deliver such further documents and take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby. This Agreement will be governed in accordance with the laws of the State of Texas.

10.
COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes.

11.
MISCELLANEOUS. Each party shall have the right of specific performance and time is of the essence as to performance of each of the terms hereof. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

(signatures on the following page; balance of this page left blank)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Xtreme Oil & Gas, Inc.

By:	/s/ Will McAndrew III
Willard G. McAndrew, CEO

Golden Phoenix Recovery, L.L.C., an Oklahoma limited company

By:	/s/ Bruce Scambler
Bruce Scambler, Managing Member

GPR, LLC, an Oklahoma limited liability company

By:	/s/ Bruce Scambler
Bruce Scambler, Managing Member

Merrick Property Development Ltd., an Oklahoma corporation

By:	/s/ Bruce Scambler
Bruce Scambler, president

Merrick Operating Company, an Oklahoma corporation

By:	/s/ Bruce Scambler
Bruce Scambler, president

BJS Revocable Trust u/a/d3/10/02, a family trust

By:	/s/ Bruce Scambler
Bruce Scambler, trustee

South Kensington Ltd. Co., an Oklahoma limited liability company

By:	/s/ Bruce Scambler
Bruce Scambler, Managing Member

JMEKS, Inc., an Oklahoma corporation

By:	/s/ Bruce Scambler
Bruce Scambler, president

Schedule A to "Winston" Agreement

Assignment of Oil and Gas Leases with Reservation of Overriding Royalty,

KNOWN ALL MEN BY THESE PRESENTS:

That Golden Phoenix Recovery, L.L.C., an Oklahoma Corporation, ("GPR, L.L.C."), and South. Kensington Ltd. Co., ("South"), an Oklahoma limited liability company (collectively Assignors) both of 11300 N Penn, Suite #150, Oklahoma City, OK 73120 (hereinafter called "Assignors"), for and in consideration of the sum of Ten Dollars ($10.00) paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignors, do assign, transfer, sell and convey by this Oil and Gas Assignment Leases with Reservation of Overriding Royalty, subject to the terms hereof, 100% (all) of the working interests, being a seventy-five (75%) percent net revenue interest (the "Assigned Interest") of such oil and gas leases and oil and gas leasehold interests, (the "Leases") duly recorded thereby, covering the following land in Logan County, State of Oklahoma as more fully described on Exhibit "A" but being referenced as :

  SUBJECT ACREAGE : The NE/4 of Section 25, Township 16 North, Range 1 East Logan County Oklahoma

Assignors have provided no opinion as to title to the Assigned Interests. Assignor makes no declaration of existing liens, encumbrances and adverse claims except those created by or suffered by Assignors to have been created or as duly filed during the ownership by Assignors. No warranty is made that the rentals and royalties due under any of the leases have been paid or that all conditions necessary to keep the same in full force have been duly performed. .

Assignor hereby reserves an overriding royalty interest in the Leases equal to the excess interests remaining after assignment of the Assigned Interest, less the existing leasehold burdens, including lessor royalty interests, in and to all oil, gas, casinghead gas, condensate and other hydrocarbons produced, insofar and only insofar as said oil, gas, casinghead gas, condensate and other hydrocarbons are sold and/or saved from the Leases and other interests described herein, it being the intent herein to convey only a 75% net revenue interest in the Leases and other interests. The interests retained are an overriding royalty interest and therefore, Assignee's interest are subject to the obligation to carry Assignor as to the drilling and completion costs on any well drilled on a seventy -five (75%) percent net revenue interest and the overriding royalty interest retained as provided herein shall be free and clear of and from any and all costs and expenses of developing, operation, producing and marketing, but shall bear its proportionate part of all gross production, severance and other taxes which may be assessed or levied against said overriding royalty interest or the production attributable thereto. Nothing contained herein shall impose on Assignor any covenant, duty or obligation to develop or operate the properties covered by the Leases other than as required by the Leases nor to maintain the Leases in effect by the payment of delay rentals. In the event Assignor owns less than the entire and undivided leasehold estate the Leases, or any of them, the overriding royalty interest herein assigned shall be reduced in the proportion which the leasehold interest owned by Assignor bear to the entire and undivided oil, gas and mineral estate described therein. The overriding royalty interest herein assigned shall attach and apply to all extensions and renewals of the Leases as attached in Exhibit A, and will continue while these leases or subsequent leases are held by production, or held by shut in payments or other payments.

Executed this 29th day of December, 2008.

ASSIGNORS:

Golden Phoenix Recovery, L.L.C.,

/s/ Bruce Scambler
By:	Bruce Scambler, Managing Member

South Kensington, Ltd, Co.,

/s/ Bruce Scambler
By:	Bruce Scambler, Managing Member

STATE OF OKLAHOMA                   )
                                                                 ) ss.
COUNTY OF LOGAN                          )

Before me, the undersigned, a Notary Public, in and for said County and State on this 29th day of December, 2008, personally appeared Bruce Scambler, as Managing Member of Golden Phoenix Recovery, L.L.C.. and Managing Member of South Kensington Ltd. Co., personally known to me to be the identical person who subscribed the name of the makers thereof to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of each of Golden Phoenix Recovery, L.L.C.. and South Kensington Ltd. Co. for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

My Commission Expires:  4/27/10

/s/ Sou Kongvongsay
Notary Public

Exhibit A
Any and all interests pooled, cured or acquired and purchased by payment of the pooled lease interest rates under and by Order Attached to and made a part thereto to that certain Assignment of Working Interest and Overriding Royalty Interest

Lease No. 1
Dated:	as filed ______________
Lessor:	James R. Armstrong
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book 1932 /Page: 612

Lease No. 2
Dated:	As filed
Lessor:	David H. Teuscher
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book /Page:

Lease No. 3
Dated:	As filed 12 June 2006
Lessor:	Loretta & James Stapleton
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book ________1991_________ /Page: ____596_____

Lease No. 4
Dated:	As filed
Lessor:	Roxie C. Coburn & Richard D. Coburn W/H as JT
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book 1991 /Page: 605

Lease No. 5
Dated:	As filed 4/23/2007
Lessor:	Jerry Leon Toon
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book 1991 /Page: 593

Lease No. 6
Dated:	As filed
Lessor:	Gregory Lynn Toon
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book 1991 /Page: 604

Lease No. 7
Dated:	As filed
Lessor:	Jennie G. Woodard
Lessee:	GPR L.L.0
Description:	The NE/4 Section 25, T16N, R1E, Logan County, Oklahoma
Recorded:	Book /Page: